Exhibit 10.1

AMENDMENT NO. 2

TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 2, dated as of January 7, 2005 (this “Amendment”), to the Amended and Restated Loan and Security Agreement, dated as of September 12, 2003 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Loan Agreement”; as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”), by and between TAXI MEDALLION LOAN TRUST I (the “Borrower”) and MERRILL LYNCH COMMERCIAL FINANCE CORP. (the “Lender”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Loan Agreement.

RECITALS

The Borrower and the Lender are parties to the Existing Loan Agreement.

The Borrower and the Lender have agreed, subject to the terms and conditions hereof, that the Existing Loan Agreement shall be modified as set forth in this Amendment.

Accordingly, the Borrower and the Lender hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, the receipt and sufficiency of which is hereby acknowledged, that the Existing Loan Agreement is hereby amended as follows:

SECTION 1. Amendments.

(a) Section 1.01 of the Existing Loan Agreement is hereby amended by deleting the definition of “Applicable Margin” in its entirety and inserting in lieu thereof the following new definition:

““Applicable Margin” shall mean (i) for each Advance secured by Eligible Medallion Loans other than Category III Medallion Loans, 1.25%; provided, that for so long as no Default or Event of Default shall have occurred and be continuing and all of the Preferred Pricing Eligibility Criteria shall be satisfied, “Applicable Margin” shall mean, solely for each Advance secured by Eligible Medallion Loans other than Category III Medallion Loans, 0.75%, and (ii) for each Advance secured by Category III Medallion Loans, 1.75%.”

(b) Section 1.01 of the Existing Loan Agreement is hereby amended by deleting the definition of “Category II Medallion Loan” in its entirety and inserting in lieu thereof the following new definition:

““Category II Medallion Loan” shall mean a Specified Chicago Medallion Loan or any other Medallion Loan (other than a Category IV Medallion Loan or a Category V Medallion Loan) having a current LTV of 72% or less; provided, that each Category II Medallion Loan pledged with respect to any Advance made from and after the Second Amendment Effective Date, shall be subject to a floating rate of interest or to a rate of interest that will be reset within one (1) year after the date on which such Category II Medallion Loan is initially pledged hereunder.”

(c) Section 1.01 of the Existing Loan Agreement is hereby amended by deleting clause (a)(vi) from the definition of “Collateral Value” and inserting in lieu thereof the following new clause (a)(vi):

“(vi) the aggregate Collateral Value of all Eligible Medallion Loans which consist of Category II Medallion Loans shall not exceed $80,000,000; provided, that solely with respect to Advances made on or after the Second Amendment Effective Date, no Collateral Value shall be ascribed to any Category II Medallion Loan which is not subject to a floating rate, adjustable rate or rate of interest that will be reset within one (1) year or less after the date on which such Medallion Loan is initially pledged hereunder or later identified in the Borrowing Base Certificate as a Category II Medallion Loan.”

(d) Section 1.01 of the Existing Loan Agreement is hereby amended by deleting clauses (i)(a) and (ii)(a) from the definition of “Interest Period” and inserting, respectively, the following new clauses (i)(a) and (ii)(a) in lieu thereof:

“(i) initially, (a) with respect to each Eurodollar Loan, the period commencing on the Funding Date with respect to such Eurodollar Loan and ending on the date that is one, two or three Business Days, as determined by the Lender, after the first Certification Date following such Funding Date and”

“(ii) thereafter, (a) with respect to each Eurodollar Loan, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar Loan and ending on the date that is one, two or three Business Days, as determined by the Lender, after the next succeeding Certification Date and”

(e) Section 1.01 of the Existing Loan Agreement is hereby amended by deleting the definition of “Maximum Committed Credit” in its entirety and inserting in lieu thereof the following new definition:

““Maximum Committed Credit” shall mean $275,000,000, or such other amount as may be in effect pursuant to Section 2.18 hereof.”

(f) Section 1.01 of the Existing Loan Agreement is hereby amended by deleting the definition of “Termination Date” in its entirety and inserting in lieu thereof the following new definition:

““Termination Date” shall mean the earlier of: (i) September 12, 2006, and (ii) the date on which an Event of Default occurs, or, in either case, such earlier date on which this Loan Agreement shall terminate in accordance with the provisions hereof or by operation of law.”

(g) Section 1.01 of the Existing Loan Agreement is hereby amended by deleting the definition of “Type” in its entirety and inserting in lieu thereof the following new definition:

““Type” as to any Advance, its nature as a Fixed Rate Loan or a Eurodollar Loan; provided, that from and after the Second Amendment Effective Date, no Advances shall be available to be made as Fixed Rate Loans.”

(h) Section 1.01 of the Existing Loan Agreement is hereby amended by inserting in proper alphabetical order the following new definitions:

““Amendment Fee” shall have the meaning provided in Section 3.05 hereof.”

““Category” shall mean the status of a Medallion Loan at any time as a Category I Medallion Loan, Category II Medallion Loan, Category III Medallion Loan, Category IV Medallion Loan or Category V Medallion Loan.”

““Certification Date” shall mean the 15th Business Day after the last day of each month, or such other date as may be specified in Section 2.07(a) for the delivery of any Borrowing Base Certificate.”

““Preferred Pricing Eligibility Criteria” shall mean (i) the Delinquency Ratio is not greater than 7.50% for two consecutive months, or (ii) the Tangible Net Worth of the Servicer is not less than $45,000,000 and (iii) the ratio of the Servicer’s Total Liabilities to Tangible Net Worth is not greater than 6.5 to 1.”

““Second Amendment Effective Date” shall mean the “Amendment Effective Date”, as defined in that certain Amendment No. 2, dated as of January 7, 2005.”

““Tangible Net Worth” shall have the meaning assigned thereto in the Servicing Agreement.”

““Total Liabilities” shall have the meaning assigned thereto in the Servicing Agreement.”

(i) Section 2.03 of the Existing Loan Agreement is hereby amended by replacing the last proviso in the first sentence thereof with the following:

“; provided, further, that the Borrower shall not request more than two Advances during any calendar week and, from and after the Second Amendment Effective Date, no Advances shall be available to be made as Fixed Rate Loans.”

(j) Section 2.08 of the Existing Loan Agreement is hereby amended by deleting the second sentence of subsection (a) in its entirety and inserting in lieu thereof the following:

“Any amounts prepaid shall be applied to repay the outstanding principal amount of any Advances which are not Fixed Rate Loans, as designated by the Borrower, until paid in full and shall be accompanied by the repayment of accrued and unpaid interest on the amount of such Advances; provided, that unless and until all amounts owing to the Lender hereunder shall have been repaid in full, and the Lender’s security interest in all of the Medallion Loans shall be released in accordance with this Loan Agreement, the unpaid principal amount of all outstanding Advances which are not Fixed Rate Loans shall be reallocated on each Regular Payment Date, first, to match the principal amounts outstanding in respect of the Category III Medallion Loans (which amounts shall be subject to the higher Applicable Margin, as specified in the definition thereof) and, second, to the principal amounts outstanding in respect of the Categories other than Category III Medallion Loans (which amounts shall be subject to the lower Applicable Margin, as specified in the definition thereof), such outstanding principal amounts determined, in each case, by the Lender by reference to the most recently delivered Borrowing Base Certificate.”

(k) Section 2.14 of the Existing Loan Agreement is hereby amended by inserting in proper alphabetical order the following new clause (c):

“(c) Notwithstanding the foregoing or anything else in this Loan Agreement to the contrary, from and after the Second Amendment Effective Date, no Advance may be Converted into a Fixed Rate Loan.”

(l) Section 2.16 of the Existing Loan Agreement is hereby amended by deleting the first sentence in its entirety and inserting the following sentence in lieu thereof:

“The Borrower agrees to indemnify the Lender and to hold the Lender harmless from any loss or expense which the Lender may sustain or incur (including, without limitation, any breakage or redeployment costs sustained or incurred with respect to any Advance or any Hedging Arrangement or other interest rate protection agreement related thereto) as a consequence of (a) default by the Borrower in making a borrowing of Conversion into or Continuation of any Advances after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment with respect to any Advance on a day which is not the last day of the Interest Period applicable thereto (including, without limitation, the repayment of an Advances on the Termination Date, if the Interest Period applicable to such Advance extends beyond the Termination Date) or (d) the making of any prepayment with respect to any Fixed Rate Loan on a day other than the due date therefor.”

(m) Section 2.18 of the Existing Loan Agreement is hereby deleted in its entirety and the following new Section 2.18 is inserted in lieu thereof:

“Section 2.18 Maximum Committed Credit. (a) At any time, so long as no Default or Event of Default shall have occurred and then be continuing, the Borrower may once reduce the amount of the Maximum Committed Credit to an amount no less than $250,000,000, by delivering to the Lender a notice of its election to reduce the amount of the Maximum Committed Credit executed by a duly authorized Responsible Officer of the Borrower, which notice must be received by the Lender at least ten (10) days prior to the requested effective date of such reduction; provided, that any election by the Borrower to reduce the Maximum Committed Credit shall be subject, without limitation, to the right of first refusal given to the Lender pursuant to Section 7.20.

(b) So long as no Default or Event of Default shall have occurred and then be continuing at the time of request and at the time of effectiveness, and provided that the Borrower shall not have previously elected to reduce the amount of the Maximum Committed Credit pursuant to the preceding subparagraph (a), the Borrower may once increase the amount of the Maximum Committed Credit to an amount no greater than $325,000,000, by delivering to the Lender a notice of its election to increase the amount of the Maximum Committed Credit executed by a duly authorized Responsible Officer of the Borrower, which notice must be received by the Lender at least ten (10) days prior to the requested effective date of such increase.

(c) Except as provided in the preceding subparagraph (b), the amount of the Maximum Committed Credit shall not be increased, except with the prior written consent of the Lender.”

(n) Section 3.03 of the Existing Loan Agreement is hereby amended by (i) deleting the “and” that appears at the end of clause (a), (ii) replacing the semicolon at the end of clause (b) with “, and” and (iii) inserting in proper alphabetical order the following new clause (c):

“(c) on September 9, 2005, the Borrower shall pay the Lender an amount equal to $300,000;”

(o) Section 3.03 of the Existing Loan Agreement is hereby further amended by replacing the last sentence thereof with the following:

“The Facility Fee shall be deemed fully earned on the Restatement Effective Date, with respect to amounts specified in clauses (a) and (b) above, and on the Second Amendment Effective Date, with respect to the amount specified in clause (c) above, and none of the Facility Fee shall be subject to rebate or set-off for any reason whatsoever, including, without limitation, early occurrence of the Termination Date.”

(p) Section 3.04 of the Existing Loan Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

“Section 3.04 Non-Usage Fee. The Borrower agrees to pay to the Lender a Non-Usage fee (the “Non-Usage Fee”), from and including the Second Amendment Effective Date to the Termination Date, in an amount equal to the product of (x) 37.5 basis points (0.375%) per annum on the basis of a 360-day year times (y) the positive value, if any, of (1) $250,000,000 minus (2) the utilized portion of the Maximum Committed Credit, such amount to be calculated daily and due and payable on the first Business Day of each calendar month with respect to the preceding month (the first such payment to be made on February 1, 2005 with respect to the period from and including the Second Amendment Effective Date to January 31, 2005) and on the Termination Date, each such payment to be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at the account set forth in Section 3.01(a) hereof.”

(q) The Existing Loan Agreement is hereby amended by inserting in proper numerical order the following new Section 3.05:

“Section 3.05 Amendment Fee. For each amendment, supplement or other modification, if any, entered into with respect to this Loan Agreement, the Note, any other Loan Document, any Collateral or any other document prepared in connection herewith or therewith, the Borrower shall pay to the Lender, in addition to all amounts payable pursuant to Section 10.03(b) and in addition to any other fees that may be agreed to by the Borrower and the Lender, an amount equal to $15,000 (an “Amendment Fee”), in each case, such payment to be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at the account set forth in Section 3.01(a) hereof. Each Amendment Fee, if any, shall be paid in full and deemed fully earned as of the effective date of the related amendment (or other document, as applicable) and shall not be subject to rebate or set-off for any reason whatsoever, including, without limitation, early occurrence of the Termination Date.”

(r) Section 10.16(a) of the Existing Loan Agreement is hereby amended by replacing the last two sentences thereof with the following:

“The Borrower agrees to cooperate with the Lender and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Lender and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Medallion Loans in the possession, or under the control, of the Borrower and the Borrower agrees that it shall be directly liable, subject to the proviso below, for all costs and expenses associated with one third party audit per calendar year, each such annual audit to be determined by the Lender and identified to the Borrower. In addition to the obligations of the Borrower with respect to such third party audit and subject to the proviso below, the Borrower shall reimburse the Lender for all reasonable out-of-pocket costs and expenses incurred by the Lender in connection with the Lender’s activities pursuant to this Section 10.16 and

Section 9.09 of the Servicing Agreement; provided, however, that, except if a Servicer Default or Event of Default has occurred and is continuing, the Borrower shall not be required to reimburse the Lender or otherwise be responsible for the aggregate amount of all ongoing due diligence and monitoring costs and expenses and the third party audit costs and expenses referenced above in excess of $20,000 for any calendar year.”

(s) Schedule 1 to the Existing Loan Agreement is hereby amended by inserting in proper alphabetical order the following new clause (ddd):

“(ddd) Notwithstanding anything in the Loan Agreement or this Schedule 1 to the contrary (including, without limitation, clauses (a), (b), (d), (e) and (f) above), for purposes of calculating the LTV of any New York Medallion Loan, the maximum Medallion Valuation Amount attributed to any New York Medallion Loan secured by an Individual Medallion shall not exceed $350,000 and the maximum Medallion Valuation Amount attributed to any New York Medallion Loan secured by a Corporate Medallion shall not exceed $400,000.”

(t) The form of Borrowing Base Certificate attached as Exhibit B to the Existing Loan Agreement is hereby deleted in its entirety and the form of Borrowing Base Certificate attached as Annex I hereto is inserted in lieu thereof.

SECTION 2. Conditions Precedent. This Amendment shall become effective on the first date (the “Amendment Effective Date”) on which all of the following conditions precedent shall have been satisfied:

2.01 Documents. On the Amendment Effective Date, the Lender shall have received all of the following documents, each of which shall be satisfactory to the Lender in form and substance:

(a) Amendment. This Amendment, executed and delivered by a duly authorized officer of each of the Borrower and the Lender.

(b) Amended and Restated Note. An amended and restated promissory note, substantially in the form of Exhibit A hereto, executed and delivered by a duly authorized officer of the Borrower.

(c) Secretary’s Certificate. A certificate of the Secretary or Assistant Secretary of the Borrower, substantially in the form of Exhibit B hereto, dated as of the date hereof, and

(a) (i) certifying that since the Effective Date of the Existing Loan Agreement there have been no changes to any of the organizational documents delivered pursuant to Section 5.01 of the Existing Loan Agreement,

(b) (ii) attaching a copy of the resolutions of the Borrower authorizing the execution, delivery and performance of this Amendment, and the borrowings contemplated under the Loan Agreement,

(c) (iii) attaching certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of the Borrower in the jurisdiction of its organization, and

(d) (iv) certifying as to the incumbency and specimen signature of each officer executing this Amendment on behalf of the Borrower.

(d) Legal Opinion. A legal opinion of internal counsel to the Borrower.

(e) Other Documents. Such other documents as the Lender or counsel to the Lender may reasonably request.

2.02 No Default. On the Amendment Effective Date, (i) the Borrower shall be in compliance with all of the terms and provisions set forth in the Existing Loan Agreement and the other Loan Documents on its part to be observed or performed, (ii) the representations and warranties made and restated by the Borrower pursuant to Section 3 of this Amendment shall be true and complete in all material respects on and as of such date with the same force and effect as if made on and as of such date, and (iii) no Default or Event of Default shall have occurred and be continuing on such date.

2.03 Fees and Expenses. On the Amendment Effective Date, the Borrower shall have reimbursed the Lender for, or directly paid, all costs and expenses incurred by the Lender in connection with the negotiation, preparation and execution of this Amendment and all other outstanding amounts for which the Borrower is liable pursuant to Section 10.03 of the Loan Agreement, including, without limitation, the fees, disbursements and expenses of Cadwalader, Wickersham & Taft LLP, counsel to the Lender.

SECTION 3. Representations and Warranties. The Borrower hereby represents and warrants to the Lender that it is in compliance with all the terms and provisions set forth in the Loan Documents on its part to be observed or performed and that no Default or Event of Default has occurred or is continuing, and hereby confirms and reaffirms each of the representations and warranties contained in Article VI of the Loan Agreement.

SECTION 4. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Loan Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect in accordance with its terms; provided, however, that upon the Amendment Effective Date, all references therein and herein to the “Loan Documents” shall be deemed to include, in any event, this Amendment and each reference to the Loan Agreement in any of the Loan Documents shall be deemed to be a reference to the Loan Agreement as amended hereby.

SECTION 5. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of an executed original counterpart of this Amendment.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Amendment to be executed on its behalf by its officer hereunto duly authorized, as of the date first above written.

BORROWER

TAXI MEDALLION LOAN TRUST I

By:	/s/ Andrew M. Murstein
Name:	Andrew M. Murstein
Title:	President

LENDER

MERRILL LYNCH COMMERCIAL FINANCE CORP.

By:	/s/ Joshua A. Green
Name:	Joshua A. Green
Title:	Director